    As filed with the Securities and Exchange Commission on June 02, 1999

                                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

             ------------------------------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

             ------------------------------------------------------

                           COOPER CAMERON CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware 76-0451843
   (State or other jurisdiction of                            (I.R.S. Employer
   incorporation or organization)                            Identification No.)

 515 Post Oak Boulevard, Suite 1200
           Houston, Texas                                           77027
(Address of Principal Executive Offices)                          (Zip Code)


                           COOPER CAMERON CORPORATION
                           SECOND AMENDED AND RESTATED
                1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                                 Franklin Myers
              Senior Vice President, General Counsel and Secretary
                           Cooper Cameron Corporation
                       515 Post Oak Boulevard, Suite 1200
                              Houston, Texas 77027
                     (Name and address of agent for service)

                                 (713) 513-3300
          (Telephone number, including area code, of agent for service)
             ------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
===============================================================================

                                               Proposed       Proposed
                                               Maximum        Maximum
                                Amount         Offering       Aggregate       Amount of
   Title of Securities          to be          Price Per      Offering       Registration
   to be Registered (1)       Registered       Share(2)       Price(3)           Fee

   Common Stock, par value     500,000(4)       $37.25        $18,625,000    $5,177.75
    $.01 per share

================================================================================
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1934, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors.

(2) Estimated based on the reported New York Stock Exchange composite transactions average of the high and low prices on May 27, 1999, which is within 5 business days prior to the date of filing of this registration statement.

(3)  Estimated solely for the purpose of calculating the filing fee.

(4) Each share of Common Stock offered hereby includes one purchase right issuable under the Cooper Cameron Corporation Rights Plan which is exercisable upon the occurrence of certain specified events.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "SEC") by Cooper Cameron Corporation ("Cooper Cameron" or the "Company"), are incorporated herein by reference and made a part hereof:

     (a) The contents of the Registration Statement on Form S-8 of Cooper Cameron Corporation filed with the Securities and Exchange Commission on July 26, 1995, relating to the Cooper Cameron Corporation Amended and Restated 1995 Stock Option Plan for Non-Employee Directors (File No. 33-95000).

     (b)  Annual Report on Form 10-K for the year ended December 31, 1998.

     (c)  Quarterly Report on Form 10-Q for the quarter ended March 31,1999.

     All reports subsequently filed by the Company and the Plan pursuant to Sections 13, 14 and 15 (d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements of Cooper Cameron incorporated by reference in Cooper Cameron's Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

     The opinion as to the legality of the securities registered hereunder is being given by Franklin Myers, Senior Vice President, General Counsel and Secretary of the Company. Mr. Myers is not eligible to participate in the Cooper Cameron Corporation Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

     In a suit brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceedings, as well as to expenses (including attorneys' fees).

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors; or (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct; or (iii) by the stockholders.

     The Certificate of Incorporation and bylaws of the Company require the Company to indemnify the Registrant's directors and officers to the fullest extent permitted under Delaware law, and to implement provisions pursuant to contractual indemnity agreements the Company has entered into with its directors and executive officers. The Certificate limits the personal liability of a director to the Company or its stockholders to damages for breach of the director's fiduciary duty. The Company has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted or incurred by such persons in their capacities as directors or officers of the Company, or that may arise out of their status as directors or officers of the Company, including liabilities under the federal and state securities laws.

ITEM 8.   EXHIBITS

4.1  First Amended and Restated Bylaws of Cooper Cameron Corporation, filed as
     Exhibit 3.2 to the Annual Report on Form 10-K for 1996 of Cooper Cameron Corporation, and incorporated herein by reference.

4.2 Amended and Restated Certificate of Incorporation of Cooper Cameron Corporation, dated June 30, 1995, filed as Exhibit 4.2 to the Registration Statement on Form S-8 of Cooper Cameron Corporation (Commission File No. 33-94948), and incorporated herein by reference.

4.3 Certificate of Amendment to the Restated Certificate of Incorporation of Cooper Cameron Corporation, filed as Exhibit 4.3 to the Registration Statement on Form S-8 of Cooper Cameron Corporation (Commission File No. 333-57995), and incorporated herein by reference.

4.4 Amended and Restated Credit Agreement, dated as of March 20, 1997, among Cooper Cameron Corporation and certain of its subsidiaries and the banks named therein and First National Bank of Chicago, as agent, filed as
     Exhibit 10.21 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and incorporated herein by reference.

4.5 Form of Rights Agreement, dated as of May 1, 1995, between Cooper Cameron Corporation and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibit 4.1 to the Registration Statement on Form S-8 of Cooper Cameron Corporation (Commission File No. 33-94948), and incorporated herein by reference.

4.6 First Amendment to Rights Agreement between Cooper Cameron Corporation and First Chicago Trust Company of New York, as Rights Agent, dated November 1, 1997, filed as Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference.

4.7 Cooper Cameron Corporation Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors.

5.1 Opinion and Consent of Franklin Myers, Senior Vice President, General Counsel and Secretary of the Company.

23.1 Consent of Franklin Myers (contained in his opinion filed as Exhibit 5.1 hereto.)

23.2 Consent of Independent Auditors.

24.1 Powers of Attorney from certain members of Cooper Cameron Corporation Board of Directors.

24.2 Certified copy of resolution authorizing signatures pursuant to Power of Attorney

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933,

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (a) (1) (i) and (a) (1) (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 27th day of May, 1999.

                                    COOPER CAMERON CORPORATION
                                    (Registrant)



                                    By: /s/ Franklin Myers
                                        --------------------------------------
                                        Franklin Myers, Senior Vice President,
                                        General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 27, 1999:

         Signature                          Title
         ---------                          -----

/s/ Sheldon R. Erikson
--------------------------------------      Director, Chairman, President &
Sheldon R. Erikson                          Chief Executive Officer (principal
                                            executive officer)

/s/ Thomas R. Hix
--------------------------------------      Senior Vice President & Chief
Thomas R. Hix                               Financial Officer
                                            (principal financial officer)

/s/ Joseph D. Chamberlain
--------------------------------------      Vice President & Controller
Joseph D. Chamberlain                       (principal accounting officer)


/s/ C. Baker Cunningham*
--------------------------------------      Director
C. Baker Cunningham


/s/ Grant A. Dove*
--------------------------------------      Director
Grant A. Dove

/s/ Michael E. Patrick*
--------------------------------------      Director
Michael E. Patrick


/s/ David Ross*
--------------------------------------      Director
David Ross


/s/ Michael J. Sebastian*
--------------------------------------      Director
Michael Sebastian



*By: /s/ Franklin Myers
    --------------------------------------
    Franklin Myers, Senior Vice President,
    General Counsel and Secretary


     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas on the 27th day of May, 1999.


                                         COOPER CAMERON CORPORATION
                                         SECOND AMENDED AND RESTATED 1995
                                         STOCK OPTION PLAN FOR NON-EMPLOYEE
                                         DIRECTORS

                                         ADMINISTRATIVE COMMITTEE

                                         /s/ Thomas R. Hix
                                         ---------------------------------------
                                         By: Thomas R. Hix, Chairman

                                  EXHIBIT INDEX

EXHIBIT                                                                               SEQUENTIAL
NUMBER                             DESCRIPTION                                         PAGE NO.
------                             -----------                                        ----------

4.1 First Amended and Restated Bylaws of Cooper Cameron Corporation, filed as Exhibit 3.2 to the Annual Report on Form 10-K for 1996 of Cooper
         Cameron Corporation, and incorporated herein by reference.

4.2      Amended and Restated Certificate of Incorporation of Cooper Cameron
         Corporation, dated June 30, 1995, filed as Exhibit 4.2 to the
         Registration Statement on Form S-8 of Cooper Cameron Corporation
         (Commission File No. 33-94948), and incorporated herein by reference.

4.3 Certificate of Amendment to the Restated Certificate of Incorporation of Cooper Cameron Corporation, filed as Exhibit 4.3 to the Registration Statement on Form S-8 of Cooper Cameron Corporation
         (Commission File No. 333-57995), and incorporated herein by reference.

4.4 Amended and Restated Credit Agreement, dated as of March 20, 1997, among Cooper Cameron Corporation and certain of its subsidiaries and the banks named therein and First National Bank of Chicago, as agent, filed as Exhibit 10.21 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and incorporated herein by reference.

4.5      Form of Rights Agreement, dated as of May 1, 1995, between Cooper
         Cameron Corporation and First Chicago Trust Company of New York, as
         Rights Agent, filed as Exhibit 4.1 to the Registration Statement on
         Form S-8 of Cooper Cameron Corporation (Commission File No. 33-94948), and incorporated herein by reference.

4.6 First Amendment to Rights Agreement between Cooper Cameron Corporation and First Chicago Trust Company of New York, as Rights Agent, dated
         November 1, 1997, filed as Exhibit 4.2 to the Annual Report on Form
         10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference.

4.7      Cooper Cameron Corporation Second Amended and Restated 1995 Stock
         Option Plan for Non-Employee Directors.

5.1      Opinion and Consent of Franklin Myers, Senior Vice President, General
         Counsel and Secretary of the Company.

23.1 Consent of Franklin Myers (contained in his opinion filed as Exhibit 5.1 hereto.)

23.2     Consent of Independent Auditors.

24.1 Powers of Attorney from members of the Cooper Cameron Corporation Board of Directors.

24.2 Certified copy of resolution authorizing signatures pursuant to Power of Attorney.